Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of
Consolidated Affiliated Entities of the Registrant

Subsidiaries:

Sky City Holdings Limited, a British Virgin Islands company

Sky City Hong Kong Limited, a Hong Kong company

Sky City (Beijing) Technology Co., Ltd., a PRC company

Anxunying (Tianjin) Commercial Factoring Co., Ltd., a PRC company

Pintec (Ganzhou) Technology Co., Ltd., a PRC company

Pintec (Beijing) Technology Co., Ltd., a PRC company

Pintec Yinke (Nanjing) Technology Information Co., Ltd., a PRC company

Next Hop Holdings Limited, a British Virgin Islands company

Next Hop Hong Kong Limited, a Hong Kong company

Pintec Solutions Pte. Ltd., a Singapore company

FT Synergy Pty Ltd., an Australian company

Infrarisk Pty Ltd., an Australian company

Infrarisk Limited, a UK company

Consolidated Affiliated Entities:

Anquying (Tianjin) Technology Co., Ltd., a PRC company

Xuanji Intelligence (Beijing) Technology Co., Ltd., a PRC company

Pintec Jinke (Beijing) Technology Information Co., Ltd., a PRC company

Beijing Hongdian Fund Distributor Co., Ltd., a PRC company

Beijing Xinshun Dingye Technology Co., Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Anquyun (Tianjin) Information Technology Co., Ltd., a PRC company

Shanghai Anquying Technology Co., Ltd., a PRC company

Ganzhou Jimu Micro Finance Co., Ltd., a PRC company

Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd., a PRC company

Ganzhou Dumiao Intelligence Technology Co., Ltd., a PRC company

Pintec Yunke (Ganzhou) Information Technology Co., Ltd., a PRC company

Tianjin Xiangmu Asset Management Co., Ltd., a PRC company

Myfin Insurance Broker Co., Ltd., a PRC company

Shenzhen Xiaogang Technology Co., Ltd., a PRC company